Exhibit 4.1

CULLEN/FROST BANKERS, INC.

Company,

AND

THE BANK OF NEW YORK MELLON,

Trustee

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of

March 17, 2017

TO

SUBORDINATED

DEBT SECURITIES

INDENTURE

Dated as of

February 15, 2007

4.500% SUBORDINATED NOTES DUE MARCH 17, 2027

-i-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 17, 2017 (this “Supplemental Indenture”), between Cullen/Frost Bankers, Inc., a Texas corporation having its principal office at 100 West Houston Street, San Antonio, Texas 78205 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as Trustee hereunder (hereinafter called the “Trustee”).

WHEREAS, the Company executed and delivered the Subordinated Debt Securities Indenture (the “Indenture”), dated as of February 15, 2007, to the Trustee, to provide for the issuance from time to time of the Company’s subordinated debt securities (herein called the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Securities under the Indenture to be known as its “4.500% Subordinated Notes due March 17, 2027” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on October 27, 2016, has duly authorized the issuance of the Notes and the amendments to the Indenture provided for in this Supplemental Indenture, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 301, Section 303 and Article IX of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 101 Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be designated Articles, Sections and other subdivisions of this instrument unless the context otherwise requires; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(2) each capitalized term used herein that is defined in the Indenture has the same meaning when used in this Supplemental Indenture, except to the extent specifically defined herein, in which case the meaning ascribed to it in this Supplemental Indenture shall control; and

(3) as used in this Supplemental Indenture, “Major Constituent Bank” means any Subsidiary which is organized as a depository institution under Federal or state law and which represents 50% or more of the consolidated assets of the Company determined as of the date of the most recent audited financial statements of the Company.

(4) for this series of Notes, “Regular Record Date” means the immediately preceding February 28 for an Interest Payment Date falling on March 17 or the immediately preceding August 31 for an Interest Payment Date falling on September 17.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201 Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.500% Subordinated Notes due March 17, 2027.”

Section 202 Form and Denomination of Notes.

The definitive form of the Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture, as supplemented by this Supplemental Indenture. The Stated Maturity of the principal amount of the Notes shall be March 17, 2027. The Notes shall be issued in denominations of $1,000 and any integral multiple thereof. The Notes shall not be issued as Original Issue Discount Securities.

Section 203 Initial Limit on Amount of Series.

The Notes shall initially be limited to U.S. $100,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the

Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 204 hereof.

Section 204 Further Issues Without Holders’ Consent.

The Company may, without notice to or the consent of the Holders of the Notes, but in compliance with the terms of the Indenture and this Supplemental Indenture, issue additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes (other than the date of issuance, the issue price, the initial interest accrual date and the first Interest Payment Date). Any such additional Notes will rank equally and ratably with the Notes. Any such additional Notes, together with the Notes initially issued hereunder, will constitute a single series of Securities for all purposes under the Indenture. Notwithstanding anything to the contrary in the foregoing, no additional Notes may be issued unless they will be fungible with the Notes offered hereby for United States federal income tax and securities law purposes, and unless the additional Notes have the same CUSIP number as these Notes. No additional Notes may be issued if any Default or Event of Default has occurred and is continuing with respect to the Notes.

Section 205 Form and Payment.

Principal of, premium, if any, and interest on the Notes shall be payable in U.S. Dollars.

Section 206 Redemption; No Sinking Fund.

The Notes will be redeemable at the Company’s option, subject to receipt of prior approval from the Board of Governors of the Federal Reserve System, in whole or in part, at any time or from time to time, on or after February 17, 2027, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. No sinking fund will be provided with respect to the Notes. In no event shall any Holder of the Notes have the right to require the Company to call, redeem or repurchase the Notes, in whole or in part. Nothing in this Section 206 shall limit the ability of Holders of Notes to enforce their rights to the payment of principal, premium, if any, and interest on the Notes at maturity as provided in the Notes and in the Indenture, including Section 507 of the Indenture. If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or any integral multiple thereof on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

Section 207 Acceleration of Maturity.

For purposes of this series of Securities only, the phrase “such a declaration of” in the first sentence of the second paragraph of Section 502 of the Indenture is hereby deleted.

Section 208 Defeasance and Covenant Defeasance.

Article XIII of the Indenture shall not be applicable to the Notes.

Section 209 Global Securities.

The Notes shall be issued in the form of one or more permanent Global Securities, without coupons, registered in the name of the Depositary or its nominee. Except as otherwise provided in Section 305 of the Indenture, the Global Securities described above may be transferred by the Depositary, in whole but not in part, only to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary, or to a successor Depositary or to a nominee of such successor Depositary.

Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose under the Indenture. The rights of owners of beneficial interests in such Global Securities shall be exercised only through the Depositary.

ARTICLE III

ORIGINAL ISSUE OF NOTES

Section 301 Original Issue of Notes.

The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE IV

MISCELLANEOUS

Section 401 Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes and shall govern in the event of any difference with the Indenture.

Section 402 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 403 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 404 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 405 Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 406 Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the Holders of the Securities, the parties hereto and their successors hereunder, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 407 Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 408 Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SECURITIES, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 409 Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 410 Trustee.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Company in this Supplemental Indenture. The Trustee makes no representations with respect to the effectiveness or adequacy of this Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Name:	Jerry Salinas
Title:	Group Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

Exhibit A

FORM OF NOTE

Registered No. 1	CUSIP NO. 229899 AB5 ISIN US229899AB55

THIS SECURITY IS AN UNSECURED SUBORDINATED DEBT OBLIGA-TION OF CULLEN/FROST BANKERS, INC. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOS-ITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTAN-CES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REP-RESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK COR-PORATION (“DTC”), TO CULLEN/FROST BANKERS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTI-FICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER EN-TITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHER-WISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGIS-TERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CULLEN/FROST BANKERS, INC.

4.500% Subordinated Notes Due 2027

$100,000,000

Cullen/Frost Bankers, Inc., a corporation duly organized and existing under the laws of the State of Texas (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on March 17, 2027 (the “Maturity Date”). The Company further promises to pay interest on said principal sum from and including March 17, 2017, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on March 17 and September 17 of each year (each such date, an “Interest Payment Date”), commencing September 17, 2017, at the rate of 4.500% per annum (calculated in the basis of a 360 day year having twelve 30-day months), until the principal hereof is paid or duly provided for or made available for payment. Any such installment of interest that is overdue shall also bear interest at the rate of 4.500% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. The term “interest” refers not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable Interest Payment Date.

Notwithstanding anything to the contrary in the Indenture, for purposes hereof, the following terms have the following meanings:

“Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

“Regular Record Date” means the immediately preceding February 28 for an Interest Payment Date falling on March 17 or the immediately preceding August 31 for an Interest Payment Date falling on September 17.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date is not a Business Day, the Company shall pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any additional interest or other payment with respect to the delay. If the Maturity Date, or, if earlier, the Redemption Date, falls on a day that is not a Business Day, the payment of principal and interest, if any, shall be made on the next day that is a Business Day, with the same force and effect as if made on such Maturity Date or earlier Redemption Date, and without any additional interest or other payment with respect to the delay.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (other than any interest payable at Maturity) will be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register; provided, further, that any such payment and any such interest on the Securities beneficially held that are represented by this Global Security, and all transfers and deliveries of such Securities shall be made to the Depositary, which shall initially be the Depository Trust Company, or its nominee, as the case may be, as the Holder of this Global Security, in accordance with the Depositary’s procedures.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CULLEN/FROST BANKERS, INC.

By:
Name: Jerry Salinas
Title: Group Executive Vice
President and Chief Financial
Officer

[seal]

Attest:
Name: Stan McCormick
Title: Executive Vice President,
Corporate Counsel and
Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
As Trustee

By:
Name:
Title:

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 15, 2007 (herein called the Indenture, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S. $100,000,000.

The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail and subject to any regulatory approvals that may be required, at any time or from time to time on or after February 17, 2027, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Any such redemption will be subject to the prior approval of the Board of Governors of the Federal Reserve System (“FRB”).

No sinking fund will be provided with respect to the Securities of this series.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.